UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A
Amendment No.1

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

THE BEBOP CHANNEL CORPORATION

(Exact name of registrant as specified in its charter)

Date: June 30, 2020

New York	7812	84-2190936
(State of Incorporation )	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Sue Veres Royal

Chief Executive Officer

178 Columbus Ave., P.O. Box 231143

New York, NY 10023

Telephone: 202-302-6703

(Address, including zip code, and telephone number, including area code,

of registrants principal executive offices)

Please send copies of all correspondence to:

Sue Veres Royal

www.beboptv.com

635 Portside Drive

Edgewater, NJ 07020

Telephone: (917) 297-6847

Email: submit@beboptv.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART II

PRELIMINARY OFFERING CIRCULAR

THE BEBOP CHANNEL CORPORATION

900,000 THOUSAND SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED. AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Prior to this Offering, no public market has existed for the common stock of The BeBop Channel Corporation. Upon completion of this Offering, we may attempt to have the shares quoted on the OTC Pink Current tier operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTC Pink Current tier. To be quoted on the OTC Pink Current tier, a market maker must apply to make a market in our common stock. As of the date of this offering circular, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, The BeBop Channel Corporation. are offering 900,000 shares of our common stock. Company may also sell its shares at market prices or in privately negotiated transactions if at such time our shares are quoted on the OTC Pink Current tier. The offering is being made on a self-underwritten, best efforts basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled Plan of Distribution in this offering. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Treasurer, Sue Veres Royal. Sue Veres Royal is deemed to be an underwriter of this offering. She will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 900,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Assuming all of the 900,000 shares being offered by the Company are sold, the Company will receive $900,000.00 in gross proceeds. Assuming 675,000 shares (75%) being offered by the Company are sold, the Company will receive $675,000.00 in net proceeds. Assuming 450,000 shares (50%) being offered by the Company are sold, the Company will receive $450,000.00 in net proceeds. Assuming 225,000 shares (25%) being offered by the Company are sold, the Company will receive $225,000.00 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED BY COMPANY	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (900,000 shares)	$900,000.00	Not applicable	$900,000.00

Currently, the Directors, Sue Veres Royal and Gregory Charles Royal own approximately 69% of the voting power of our outstanding capital stock. After the offering, assuming all shares being offered on behalf of the company are sold, Ms. Veres Royal and Mr. Royal will hold or have the ability to control collectively approximately 63% of the voting power of our outstanding capital stock.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $1,750. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock of The BeBop Channel Corporation.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE 16.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is June 30, 2020.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, The BeBop Channel Corporation, the Company, we, us, and our, refer to The BeBop Channel Corporation., unless the context otherwise requires. Unless otherwise indicated, the term fiscal year refers to our fiscal year ending June 30. Unless otherwise indicated, the term common stock refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include forward-looking statements. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as intends, anticipates, believes, estimates, projects, forecasts, expects, plans and proposes. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the Risk Factors section and the Management’s Discussion and Analysis of Financial Position and Results of Operations section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including Risk Factors beginning on Page 16, and the financial statements, before making an investment decision.

The Company

The BeBop Channel Corporation, a New York corporation (the Company) was incorporated under the laws of the State of New York on June 12, 2019.

The Company is a developmental stage company, an arts entertainment company, that coins itself the Global City for Film, Jazz, Theatre and Dance!- a collective that pools the offerings and audiences of these various disciplines in the aggregate to nurture a strong viable commercial arts industry.

Our core activities present several vertical experiences in the arts through an online platform (hub) that consist of 1) a video streaming outlet for over 750 films by young and up-and-coming global filmmakers and other video programming in the fields of Jazz, Theatre and Dance- including New York Jazz Film Festival (current) 2) Festival and event presentations in the above arts disciplines (planned after this offering) 3) a membership community for social engagement and e-commerce in the above arts disciplines (developing); and 4) an online aggregator of websites and offerings of organizations in the above arts disciplines (current).

The Company has secured the following content for its business 1) video content of over 750 titles with four year termed license agreements paid in restricted common share stock of the company to global filmmakers in February, 2020 2) two theatrical plays, two festival properties, including New York Jazz Film Festival, various television properties and concepts acquired from the company’s founders; and, 3) Internally conceived concepts for thematic event programming including festivals and other live events.

Our company, at this stage of development and particularly in the midst of the Covid-19 pandemic, operates exclusively virtually through its website at beboptv.com and via distribution on web, mobile and SmartTV apps on the major platforms including IOS, AppleTV, Android TV, Amazon FireTV and Roku. Our content and distribution materials are received virtually and therefore, the company does not currently maintain physical offices and maintains its mailing address at 178 Columbus Ave., P.O. Box 231143 New York, NY 10023.

During this specific time in our development we have been fortunate to be able to experience growth in our productivity with regard to the presentation of our video programming and the member community- because they are virtual.

Our next stage of growth, and the purpose of this offering, involves the scaling of our content offerings- excluding physical festivals and events beyond the planning stages- through marketing and increased video bandwidth capabilities (which amounted to over 510,000 video minutes viewed from over 80 countries between May 9-24, 2020). The scaling of our content offerings is expected by the Company to have a direct correlation to our ability to begin securing advertising revenue from a variety of sources. The Company’s business model is an Advertising Based Revenue Model.

One of our core potential sources of revenue, in addition to national brand advertisers , is expected to be arts related on the regional, international local levels, meaning that Organizations irrespective of location or reach can advertise on our platform to targeted audiences.

We intend to use the proceeds we receive from the sale of 900,000 shares of our common stock to effectuate these scaling strategies to increase bandwidth and marketing activities..

There is uncertainty that we will be able to sell any of the 900,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this offering circular and the filing of this Offering Statement, estimated at $1,750.00, are being paid for by the Company.

We do have $13,705.00 in cash, an additional $30,000.00 forthwith by February, 2021 both from past stock purchases and receivable notes of stock purchase payments respectively. We also executed two debt to equity swaps totalling $7,591.00. Each of these funding sources maintain our current level of operations and can continue to do so without any further capital raises for a period of at least 24 months on our current annual operating budget of $13,700.00..

Our Offering

We have authorized capital stock consisting of 10,000,000 shares of common stock, $0.0001 par value per share (Common Stock) . We have 8,772,041 shares of Common Stock issued and outstanding. Through this offering we will register a total of 900,000 shares of common stock. These shares represent 900,000 additional shares of common stock. We may endeavor to sell all 900,000 shares of common stock after this registration becomes qualified. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company	900,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.
Offering price per share	Company will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.
Number of shares of common stock outstanding before the offering of common stock	8,772,041 common shares are currently issued and outstanding.
Number of shares of common stock outstanding after the offering of common stock	9,672,041 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

Number of shares of preferred stock outstanding before the offering of common stock	0 preferred shares are currently issued and outstanding.
Number of shares of preferred stock outstanding after the offering of common stock	0 preferred shares will remain issued and outstanding if we sell all of the shares we are offering herein.
The minimum number of shares to be sold in this offering	None.
Market for the common shares	There is no public market for the common shares. The price per share is $1.00.
Use of Proceeds	We intend to use the gross proceeds to scale the video portion of our business through marketing and purchasing increased video bandwidth capabilities for the ultimate purpose of securing Advertisers.
Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 900,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.
Terms of the Offering	Our Chief Executive Officer and Treasurer, Sue Veres Royal will sell the 900,000 shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $1,750.
Risk Factors	See Risk Factors and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

If all the Shares in this Offering are sold, our Executives and Officers, comprised of Sue Veres Royal and Gregory Charles Royal, will own approximately 63% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the Management’s Discussion and Analysis of Financial Position and Results of Operations section and the accompanying financial statements and related notes included elsewhere in this offering circular.

Balance Sheet for the Year Ending June 30, 2020.

(UNAUDITED)

As of June 30,
ASSETS	2020

Cash On Hand	$13,705

Film Library	$1,720,000 (See Depreciation of Film Library in Notes to Financial Statements)

Notes Receivable	$30,000

TOTAL ASSETS	$1,763,705

LIABILITIES AND EQUITY

LIABILITIES	$0

EQUITY	$1,763,705

TOTAL EQUITY	$1,763,705

TOTAL LIABILITIES AND EQUITY	$1,763,705

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our annual operational expenses are modest at $13,700.00. This is mostly due to the fact that our video library of content was acquired through stock compensation for license agreements lasting through December 2023; that our operations are virtual; and that our founders receive no compensation at this point. Our cash available is $13,705.00 with in addition to the balance of a receivable note in the amount of $30,000.00 (Outstanding from the CEO for a stock purchase of $40,000.00) as of June 30, 2020. Our cash balance is sufficient to fund our current levels of operations for at least 24 months and still maintain cash on hand of at least $15,000.00 (after the satisfaction of the receivable note) . Accordingly, we have utilized and may utilize funds from our founders in the way of stock purchases to fund operations. However. our Executives/Officers, Sue Veres Royal and GregoryCharles Royal, have no formal commitment, arrangement or legal obligation to advance or loan funds to the company to purchase stock from the company, notwithstanding the current receivable note of Ms. Veres Royal and two debt to equity conversions for $6,500.00 and $1,091.00 by Sue Veres Royal for 7,591 shares of Common Stock. In order to properly implement our plan of growth for the next twelve-month period, we require a minimum of $225,000 of funding from this offering. Amounts received beyond that will correlate to an even more increased level of growth (scaling) as set forth in the Use of Proceeds.

Long term financing beyond the minimum amount sought from this offering will be required to fully implement our longer term business plans. The exact amount of funding needed will primarily depend upon the degree to which the company activates the physical festival/event portion of its business. The determining factors to activate these activities are the amount of funds raised in this offering (or other future financing), and the logistical limitations of presenting festivals/events during future waves of the Covid-19 Pandemic.

The funding required for full implementation of our business plan which cannot occur until after the Covid-19 Pandemic conditions are such that we can resume plans for presentation of large festivals and events, is beyond the scope of this offering to the extent that we will require additional funding beyond the planning stages as provided for in this offering. (See Use of Proceeds)

For the purposes of this offering, our expansion will include increasing video bandwidth capabilities, marketing the platform to future members/viewers, and courting advertising sponsors.

If we do not receive adequate proceeds from this offering to carry out our forecasted expansion (scaling) our growth will be stalled at the current level of operations for the foreseeable future and could cause us to eventually cease operations after 24 months.

RISK FACTORS COVID 19 PANDEMIC

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to our Business

This offering comes during the Covid-19 Coronavirus Pandemic of 2020. Future outcomes related to our business model could be negatively and/or positively affected by the increase in online activities and decrease in in-person activities by the general population. For example, future live events and festivals etc. could be postponed or cancelled due to prohibition of large gatherings in a second wave of the virus and our streaming platform for films and the member chat could experience increased participants.

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding could cause our business to stall or fail.

We may need to raise additional funds through equity sales or substantial advertising revenue in order to fund our future operations, our business, and fulfill contractual obligations. These funding sources may not be available when needed. These funding sources may also prove to be insufficient to our funding needs if not in a sufficient amount. Our inability to obtain funding could have an adverse effect on our ability to implement our current business plan to scale our business and develop our offerings, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital from this offering, we may likely need to raise additional capital to continue and/or expand our operations in the future. If we do not raise the additional capital if needed, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Future competitors could duplicate our business model.

Although we believe our company is unique and thereby alone in our space, we nonetheless operate in the highly competitive entertainment industry. There is no aspect of our business even if protected by patents, copyrights, trademarks, or trade names that would prevent potential competitors from substantially duplicating our business model with little effort. Many of our potential competitors have significantly greater resources than we have, which may make it difficult for us to compete should they adopt our model. There can be no assurance that we will be able to successfully compete against these other entities.

Our success depends substantially on the continuing efforts of our founders and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our two founders Sue Veres Royal and Gregory Charles Royal. Together, they work approximately 60 hours per week on the business without compensation and their intimate, nuanced understanding of the operations allow for significant productivity in lieu of a staff. If they are unable or unwilling to continue in their present positions, it could severely disrupt our business operations, and we will not be able to replace them easily.

There is no guarantee our products will be accepted by the marketplace.

We seek to develop and market a platform to exploit what we view as a void in the arts entertainment industry i.e., a film, jazz, theatre and dance collective. There is no guarantee that the consumer marketplace will find such programming and products appealing and if so, it would materially and adversely affect our business, financial condition, and continuing operations.

Our current Directors, Sue Veres Royal and Gregory Charles Royal, beneficially own approximately or have the right to vote on 69% of our outstanding stock (63% if this offer is fully subscribed). As a result, they have a substantial voting power in all matters that may be submitted to our stockholders for approval including:

Election of our board of directors;

Removal of any of our directors;

Amendment of our Certificate of Incorporation or bylaws;

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, they are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by them could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. The Directors stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to This Offering

There is no firm commitment to purchase the shares of common stock being offered, and as a result initial investors assume additional risk.

This is a best efforts, no minimum offering of shares of our common stock being conducted solely by certain members of our management. There is no commitment by anyone to purchase any of the shares being offered. We cannot give any assurance that any or all of the shares will be sold. There is no minimum and we will retain any amount of proceeds received from the sale of the shares. Moreover, there is no assurance that our estimate of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds. As this offering is a best efforts financing, there is no assurance that this financing will be completed or that any future financing will be affected. Initial investors assume additional risk on whether the offering will be fully subscribed and how the Company will utilize the proceeds.

We arbitrarily determined the offering price and there has been no independent valuation of the stock after February 29, 2020, which means that the stock may be worth less than the purchase price.

The offering price of the shares of common stock has been arbitrarily determined without independent valuation of the shares by our management based on estimates of the price that purchasers of speculative securities, such as our common stock, will be willing to pay considering our nature and capital structure, the experience of the founders and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to our assets, earnings or book value, or any other objective standard of value and thus the shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price. For more on the company’s valuation, please See Corporate History on page 25.

We do not anticipate dividends to be paid on our common stock and investors may lose the entire amount of their investment.

A dividend has never been declared or paid in cash on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to The BeBop Channel Corporation and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investors investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, CEO and Treasurer has minor experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Sue Veres Royal has minor experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Chief Executive Officer and Treasurer Sue Veres Royal who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. If this is the result, our business will suffer and your investment may be materially adversely affected. Our inability to successfully sell shares could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering even if we attempt to have shares quoted on the OTC Markets.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this offering circular. We may contact a market maker following the completion of the offering and apply to have the shares quoted on the OTC. The OTC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC is not an issuer listing service, market or exchange. Although the OTC does not have any listing requirements per se, to be eligible for quotation on the OTC for which we might be eligible, issuers must submit required filings with the SEC or applicable regulatory authorities including FINRA. If we are not able to pay the expenses associated with any filing obligations we will not be able to apply for quotation on the OTC. We cannot guarantee that our application to the OTC will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We may incur additional costs and expenses in developing a trading market for our securities . Without revenue we may not be able to finance the development of a trading market, making it difficult for investors to sell their shares, if at all.

The estimated cost of this Offering Statement is $1,750.00. After the qualified date of this offering circular, we may be required to file certain information with Regulatory authorities including the SEC, FINRA and State regulators in pursuit of developing a trading market for our securities. We may require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000.00 --excluding the additional filing requirements and fees associated with being quoted on the OTC Markets which are NOT included in the financial projections in this offering circular. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC.

Risks Relating to the Company’s Securities

SEE Risks Relating to This Offering

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of common stock, of which 8,772,041 shares are issued and outstanding as of June 30, 2020. The future issuance of our common shares beyond the 900,000 shares in this offering may result in substantial dilution in the percentage of our common shares held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. See Dilution related to this offering on Page 32.

Risks Relating to Our Company and Our Industry

We are dependent on the internet infrastructure

Our future success in streaming video programs and e-commerce activities by subscribers will depend, in significant part, upon the maintenance of the various components of the Internet infrastructure, such as a reliable backbone network with the necessary speed, data capacity and security, in order for us to provide reliable and timely Internet access and services. To the extent that the Internet continues to experience increased numbers of users, frequency of use or increased user bandwidth requirements, we cannot be sure that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage, including viruses caused by cyber criminals, to portions of its infrastructure or otherwise, and such outages or delays could adversely affect our website and our app platforms, as well as the Internet service providers and online service providers our customers would use to access our services. In addition, the internet could lose its viability as a commercial medium due to regulation, sabotage, widespread power outages, and an erosion of trust by the public. We cannot predict whether the infrastructure and complementary products and services necessary to maintain the Internet as a viable commercial medium will be maintained.

We are subject to uncertain government regulation and other legal uncertainties relating to the internet.

There exists an evolving and ever changing landscape with regard to laws or regulations that specifically regulate communications or commerce on the Internet. Any new laws or regulations relating to the Internet could adversely affect our business. In addition, current laws and regulations may be applied and new laws and regulations may be adopted in the future that address issues such as user privacy, pricing, taxation and the characteristics and quality of products and services offered over the Internet. For example, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. This could increase the cost of transmitting data over the Internet, which could increase our expenses significantly. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Internet.

We face web security concerns that could hinder internet commerce.

Any well-publicized compromise of Internet security could deter more people from using the Internet or from using it to conduct transactions that involve transmitting confidential information, or purchases of goods or services. Because a significant portion of our offerings require members to log in and in the future to engage in credit card transactions to purchase from our potential advertisers, our business could be adversely affected by this type of development. We may also incur significant costs to protect against the threat of security breaches or to alleviate problems, including potential private and governmental legal actions, caused by such breaches.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Movie and Video Distribution Industry

The Movie and Video Distribution industry continues to suffer from external competition as digital technology enables production studios to distribute their own content and bypass industry operators. Moreover, growth in key markets, such as retail stores and movie theaters, remains weak, suppressing demand for distribution services. As a result, over the five years to 2019, industry revenue is expected to decline at an annualized rate of 1.7% to $1.6 billion. Curtailed by distributor bypass and declining sales of physical copies of media, industry revenue is forecast to drop 4.1% in 2019 alone. To support revenue and offset waning demand for distribution, the industry has increased its reliance on independent productions and existing content libraries. Digital platforms that enable consumers to indefinitely access media content have risen in popularity due to their convenience and wide selection of offerings. These platforms have the potential to boost consumption of movies, offering a source of growth for the industry. However, digital distribution will also limit industry growth because it encourages distributor bypass by permitting studios to easily provide content directly to customers. As bypass accelerates, participation in the industry is expected to fall. Distributors have consolidated their operations in an attempt to broaden their value-added service offerings and content libraries. Over the five years to 2024, growth in demand for TV and media content will partly offset distributor bypass. Furthermore, the continued trend toward digitalization, although a threat to revenue, will cut time and costs for distribution companies, helping to maintain profit. Proliferating alternative media outlets, such as on-demand and online TV, will offer new opportunities to distributors but will also spur competition. However, much of these growth drivers in the sector will work against the industry. Content-hungry digital platforms will work mostly with studios themselves, supplanting industry operators as the intermediaries between media companies and consumers. In addition, consolidation of upstream media companies will leave less production in the hands of the smaller studios most likely to seek assistance from this industry.During the five-year period, industry revenue is projected to fall at an annualized rate of 4.6% to $1.3 billion.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the Risk Factors section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

The BeBop Channel Corporation, a New York corporation (the Company) was incorporated under the laws of the State of New York on June 12, 2019.

On June 12, 2019, Gregory Charles Royal was appointed President and Chief Executive Officer and Susan Veres a.k.a. Sue Veres Royal was appointed Vice President Secretary Chief Financial Officer.

On June 12, 2019, the Company issued approximately 6.3 million shares of restricted common stock with a par value of $.0001, to the following: Founder Susan Veres 3,000,000; Founder Gregory Charles Royal 3,025,000; and 275,000 shares to founding team members.

On or about February 2, 2020 the Company issued about 650 global filmmakers from The BeBop Channel Content Festival approximately 2.5 million shares of restricted common stock with a par value of $.0001 to license about 750 films for its film library through December 2023.

Notably, the company conducting the valuation, as a matter of policy, does not provide for its reports to be cited in SEC filings. However,.the report may be found independently of this Offering on our website at https://www.beboptv.com/409a-valuation. Additionally, the company and the preparer of the Balance Sheet herein do concur that a valuation of the library at $1,720,000 is appropriate and represents fair value and the company does not rely upon the third party valuation as the basis for its valuation in this Offering.

On May 26, 2020 Sue Veres Royal was appointed President, Chief Executive Officer, and Treasurer; and, Gregory Charles Royal was appointed Senior Vice President, Artistic Director and Secretary.

Business Information

Introduction

The Company is a developmental stage company, an arts entertainment company, that coins itself the Global City for Film, Jazz, Theatre and Dance!.

The core mission of the company is to fill a need for video programming, live events, and member driven social/e-commerce interactions which specifically cater to the arts industry in the areas of Film, Jazz, Theatre and Dance as a collective. The founders recognize that these industries can thrive in the 21st century much better as a collective rather than as segmented interests promoted by non-profit entities and that the idea of this collective being profit driven, in part, can vastly benefit the participants as artists, companies, fans and investors. To the company’s knowledge there exists no entity in the world where supporters- as investors, not donors- can financially benefit from the traditional arts.

The residual effect of this Netflix/Facebook/Disney World for Arts Community are twofold in that 1) the aggregate consumer spending that each art discipline enjoys globally can cross over into each discipline in a significant manner, i.e., theatre audiences love jazz, dance audiences love indie films, and all love tourism, festivals,discussion and shopping deals; and, 2) The cross marketing opportunities by companies within the video streaming and live festival and events can significantly build their consumer bases, i.e. a 60s theatre piece planning a national tour could perform at our 1960s dress up festival, and advertise on our video streaming platform of ring fenced arts audiences. Their advertising costs would be streamlined to a target audience vs. wasteful ROI on national spends that they most likely could not afford in the first place.

Our core activities present several vertical experiences in the arts through an online platform (hub) that consist of 1) a video streaming outlet for over 750 films by young and up-and-coming global filmmakers and other video programming in the fields of Jazz, Theatre and Dance- including New York Jazz Film Festival (current) 2) Festival and event presentations in the above arts disciplines (planned after this offering) 3) a membership community for social engagement and e-commerce in the above arts disciplines (developing); and 4) an online aggregator of websites and offerings of organizations in the above arts disciplines (current).

The Company secured the bulk of its video content from over 650 young and up-and-coming filmmakers from over 85 countries by entering into four year licensing agreements paid in restricted stock through December 2023. Additionally the Company’s content is derived from the founders who have contributed two theatrical plays, two festival properties, including New York Jazz Film Festival, various television properties and concepts acquired from the company’s founders; and, internally conceived concepts for thematic event programming including festivals and other live events.

Our company, at this stage of development and particularly in the midst of the Covid-19 pandemic, operates exclusively virtually through its website at beboptv dot com and via distribution on web,mobile and SmartTV apps on the major platforms including IOS, AppleTV, Android TV, Amazon FireTV and Roku. Our content and distribution materials are received virtually and therefore, the company does not currently maintain physical offices and maintains its mailing address at 178 Columbus Ave., P.O. Box 231143 New York, NY 10023.

During this specific time in our development we have been fortunate to be able to experience growth in our productivity with regard to the presentation of our video programming and the member community because they are virtual. However, until our plan to scale video bandwidth as explained throughout this circular occurs, the presentation of our video library to the general public remains limited in its availability and accordingly, AD revenue options have not commenced. See Depreciation of Film Library in Notes to Financial Statements on Page 46.

Our next stage of growth involves the scaling of our content offerings, excluding physical festivals and events, through marketing and increased video bandwidth capabilities- which amounted to over 510,000 video minutes viewed from over 80 countries between May 9-24, 2020. The scaling of our content offerings is expected by the Company to have a direct correlation to our ability to begin securing advertising revenue from a variety of sources

Operational Plan

Office

The physical components to carry out our operations do not differ significantly from any small non-profit arts organization. During the Covid-19 Pandemic and until as such time as we begin implementing physical live festivals and events, the Company, which currently consists of two persons, works remotely from home.

The Companies content assets and corporate documents, like many companies exist on our hard drives and in the cloud. Third party assets including video programming, websites information and future advertising materials, are likewise negotiated in a digital environment eliminating the need for physical space as was once typical of similar businesses.

Our need for physical space will occur at such time as we plan festivals and events which will be accomplished by short term leases and rentals over periods of hours, days and in some cases weeks as we get much further into our business development in presenting Themed Festivals, which may take place at historical locations such as Harlem, New York or at industrial locations similar to those that produce Marvel conventions.

These events, however, are not related to this current offer, beyond the planning stages, and we do not anticipate earnest production until at least 2021.

Content Infrastructure

Our content, specifically our video content, is distributed to major app platforms including on web, mobile and SmartTV apps on the major platforms including IOS, AppleTV, Android TV, Amazon FireTV and Roku. These operations are carried out by a third party distribution and hosting platform Lightcast dot com. Our website is also carried by a third party hosting platform Wix dot com, These two companies represent over 90 percent of our current monthly operating expenses. The video app distribution and hosting represents the largest portion of these expenses at about $7,200.00 per year as a base rate. The website costs are about $250 per year.

Our plans for scaling our operations to accommodate our growing audience begin with addressing the bandwidth charges on the video apps which currently only allow for 250,000 video minutes per month. To reach levels that will accommodate an almost instantaneous increase in our viewership to levels that will support advertising revenue, we need to increase our monthly capability to at least 1,000,000 video minutes per month for a cost of about $25,000 per year.

A Note About Procuring Ad Revenue

The amount of advertising revenue a digital streaming company can generate through established Ad networks and servers (which are responsible for distributing video commercials inside the video programming) is based upon several metrics, the most important being viewership. There is, however, a minimal barrier to entry for digital platforms to be able to utilize AD networks. Simply, that platform must be a high traffic site to be able to qualify to receive Ads or to receive meaningful fees based upon pennies per thousand viewers. This means millions of monthly viewer ad impressions are necessary to generate meaningful revenues from these systems. While this is not true of the advertisers we may enlist directly, particularly arts organizations whose Ads we can insert into our own delivery system, high traffic (viewers) is still necessary to be able to charge them sufficient rates for their advertisements because the amount they are willing to pay is based upon at a minimum of tens and hundreds of thousands of viewers on a consistent basis.

Lifting Limits of Viewer Access

Currently, we restrict access to our app platform by initiating restraints on filmmakers to distribute direct links to their films and by placing a login firewall at the app. This action has capped our daily video minute usage to about 10,000 per day from about 60,000 per day prior to the temporary measures being out into place. Additionally we have held off on advertising to the more broad general public until such time as the increased bandwidth can be achieved. This action was taken because if we exceed our current capacity of 250,000 monthly video minutes per month the overage fees are prohibitive, This offering seeks to exponentially increase the video minutes currently allowed.

Summary

We need to increase our current monthly expenditure for bandwidth nearly four-fold to $2,100 ($25,000 per year) to accommodate increased video minutes of 12,000,000 and beyond. Once this limit is raised, we can begin to move to the next phase of growth to procure advertising revenue. We currently reach these limits without any advertisement and by employing login firewalls to slow down the traffic which must be lifted as soon as practical.

Employees

As of June 30, 2020 we have one part time employee, our President, CEO, Sue Veres Royal and one full time employee Senior Vice President Gregory Charles Royal.

Currently, our Directors work on our business up to 60 hours per week.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

During this phase and the next phase of our business plan, to procure initial advertising revenue, we have no plans to hire additional employees. As our business development progresses, we intend to hire employees consistent with our rate of growth and make adjustments to our employee compensation structure as it stands currently.

Competition

The BeBop Channel Corporation is creating an industry. However, each of our industry components currently exist in isolation., i.e. a film festival, a theatre company, a streaming platform- with an exception of the ability to invest for profit in an art organization. Accordingly, arts organizations do not pose as competition to our business because they are largely not for profit vehicles. With respect to video streaming platforms, who are infinitely larger than us at this stage in our development, they do not attempt to curate their viewership to specific arts disciplines presumably because their streaming platform is their core business. Our streaming platform is a means to an end of audience participation in our future live festivals and events. Lastly, we believe the notion of our community, including the artists themselves, to profit from stock investment based upon their very participation can create a potential feedback loop benefiting the entire endeavor.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $900,000.00 as anticipated.

If 900,000 shares (100 percent) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Increase Bandwidth Units (12MM Annual VM increments @ 25K x 4)	$100,000
Marketing	200,000
Live Event Prep (Theatre,Dance,Jazz and Themed Festivals for 2022)	300,000
Cash Reserve	300,000
TOTAL	$900,000

If 675,000 shares (75%) are sold:

Next 12 Months

Planned Actions	Estimated Cost to Complete
Increase Bandwidth Units (12MM Annual VM increments @ 25K x 3)	$75,000
Marketing	200,000
Live Event Prep (Theatre,Dance,Jazz and Themed Festivals for 2022)	300,000
Cash Reserve	100,000
TOTAL	$675,000

If 450,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Increase Bandwidth Units (12MM Annual VM increments @ 25K x 3)	$75,000
Marketing	200,000
Live Event Prep (Theatre,Dance,Jazz and Themed Festivals for 2022)	75,000
Cash Reserve	100,000
TOTAL	$450,000

If 225,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Increase Bandwidth Units (12MM Annual VM increments @ 25K x 1)	25,000
Marketing	100,000
Live Event Prep (Theatre,Dance,Jazz and Themed Festivals for 2022)	25,000
Cash Reserve	75,000
TOTAL	$225,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of June 30, 2020, the net tangible book value of our shares of common stock was $1,763,705 or approximately $0.20 per share based upon 8,772,041 shares outstanding.

The price of the current offering is fixed at $1.00 per share. This price is significantly higher than the price paid by the Company’s officer and director which was $0.0001 with the exception that Sue Veres Royal purchased 40,000 shares at $1.00 per share on May 28, 2020 and entered into two debt to equity swaps of 6,500.00 and 1,091 shares also at $1.00 per share in June, 2020.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of our shares are sold (900.000), the net tangible book value of the now 9,672,041 shares will be $2,663,705.00 or approximately $0.27 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.07 per share without any additional investment on their part. You will incur an immediate dilution from $1.00 per share to $0.27 per share.

After completion of this offering, if 900,000 shares are sold, the total purchases of new investors in this offering will equal 9.3% of the total 9,672.041 company shares. Existing shareholders would own 91% of the total company shares. This includes a 63% ownership by founders, 25% by artist filmmakers and 3% by other shareholders.

You would own 1 percent of the company shares if your purchase was $96,720.41

You would own 1/10th of 1 percent of the company shares if your purchase was $9,672.04

You would own 1/100th of 1 percent of the company shares if your purchase was $967.20

You would own 1/1000th of 1 percent of the company shares if your purchase was $96.72

Founders and Founders Team

6,300,000 Million Shares purchased at 0.0001 per share Capital Contributions $630.00

Harlem Initiative Investors

15,750 shares purchased at $0.10 per share Capital Contributions $1,575.00

2020 investors

47,591 shares purchased or converted by CEO Veres at $1.00 per share Capital Contributions $47,591.00 ($40,000.00 excluding conversions of $7,591.00)

1,200 shares purchased at $1.00 per share Capital Contributions $1,200.00

Filmmakers

2,407,500 shares granted to filmmakers Capital Contributions $0.00

$50,996.00 Capital Contributions by existing shareholders

Number of shares outstanding before the offering

8,772,041

Number of shares after offering assuming the sale of the maximum number of shares

9,672,041

(including preferred shares)

9,672,041

Capital contributions of existing shareholders

$50,996.00 (of $950,996.00)

Percentage of capital contributions by existing shareholders

5.3%

Percentage of capital contributions by new investors

94.7%

Number of shares after offering held by public investors excluding founders (note founders team and filmmakers are not founders)

3,605,950

Percentage of public ownership after offering

37%

SELLING SHAREHOLDERS

There are no selling shareholders as part of this Offering.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Sue Veres Royal, our CEO and Treasurer through a direct public offering. Our Common Stock may be sold or distributed from time to time by Ms.Veres Royal or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers transactions; transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; in privately negotiated transactions; or any combination of the foregoing. The Company has 8,772,041 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 900,000 shares of its common stock for sale at the price of $1.00 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of the 900.000 shares being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $1.00 per share.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $1,750.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

●	Execute and deliver a subscription agreement; and

●	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to The BeBop Channel Corporation. The Company will deliver electronic stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by email within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 10,000,000 shares of common stock, $0.0001 par value per share (Common Stock). As of the date of this filing and taking into account the Share Transactions, we have 8,772,041 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

None.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

The transfer agent for these securities will be Colonial Stock Transfer Company Inc. 66 Exchange Place, Suite 100 Salt Lake City, Utah 84111

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

REPORTS TO SECURITIES HOLDERS

We will continue to make our financial information equally available to investors as required under Regulation A Tier 1, including an exit report upon the completion of this offering.We will also provide certain information periodically through our website and at our annual meeting of the shareholders.

DESCRIPTION OF FACILITIES

At this time we do not have physical facilities or office spaces. Our mailing address is 178 Columbus Ave, PO Box 231143 New York, NY 10023. On a need be basis our CEO, Sue Veres Royal, utilizes her personal residence to carry out Company operations that are not able to be carried out online.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Sue Veres Royal	48	President, Chief Executive Officer, Treasurer

Sue Veres Royal

Sue Veres Royal is the co-founder and Chief Executive Officer of The BeBop Channel Corporation. Veres Royal has over 25 years of management experience of both national and international organizations, working directly with Boards of Directors creating and implementing strategic plans; Veres Royal has overseen the financial management of multi-million dollar budgets, supervised staff and scaled each organization that she has led. Each year, throughout her career, she has raised on average over $1 million for the organizations which she has run. From 2013-2014 as Executive Director of Happy Hearts Fund, an international organization working in Asia, South America and North America, she worked with in-country partners around the world and with high-wealth individuals in the USA where she raised over $3 million. From 2016 to present, Veres Royal serves as Executive Director of the ACE Mentor Program of Greater NY, and works directly with CEOs of leading real estate firms in New York City, nationally and internationally while managing close to 1,000 volunteers overseeing its $1 million annual budget . Veres Royal also has vast experience developing relationships with governmental agencies, public figures and various leaders throughout the USA. This list includes but is not limited to Department of Homeland Security, NYC Department of Education, US Congressional Offices, Clinton Global Initiative, journalists, Foundation Presidents, and elected officials.

Sue Veres Royal received her undergraduate degree from Bowling Green State University and her Nonprofit Management Executive Certificate from Georgetown University.

NAME	AGE	POSITION
Gregory Charles Royal	58	SVP and Artistic Director, Secretary

Gregory Charles Royal

Gregory Charles Royal is a noted Jazz musician, writer and educator who performed as a soloist with the Duke Ellington Orchestra from 1989-1999, in the original Broadway production of Five Guys Named Moe from 1991-1992 and numerous other high profile performances and associations. He served as Artistic Director of American Youth Symphony, a think tank which aims to promote instrumental music in popular culture, from 1982- present. Royal also founded New York Jazz Film Festival; the first Jazz dramatic comedy, Giant Steps; and several other music and theatrical creations for SVR & Associates in 2016. The projects, American Youth Symphony and New York Jazz Film Festival, were self funded with annual budgets under $100,000.00 per year.

Sue Veres Royal and Gregory Charles Royal have been happily married for 15 years.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the SEC) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Directors can adequately perform the functions of such committees.

Involvement in Certain Legal Proceedings

Our Directors/Officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

No Executives or Officers have received compensation since the inception of the Company. They have agreed to forego such compensation until the Company achieves a sufficient financial position as determined by the Board of Directors. The Executives did receive founders shares as listed throughout this filing.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted, shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officers performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 30, 2020 the Company has 8,772,041 shares of common stock ( 0 shares of preferred stock) issued and outstanding, which number of issued and outstanding shares of common stock used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Sue Veres Royal	3,047,591	34.5%	NA	NA	34.5%
Gregory Charles Royal	3,025,000	34.3%	NA	NA	34.3%
5% Shareholders
None	—	—	—	—	—

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). 40,000 of Sue Veres Royal's shares were acquired in a June, 2020 stock purchase agreement @ $1.00 per share payable by February 1, 2021. As of June 30, 2020, cash amounts of $10,000.00 have been remitted to the company and are reflected in Cash on Hand on the balance sheet and the remaining $30,000.00 is reflected in Notes Receivable on the balance sheet. Additionally, 7,591 Common shares valued at $1.00 per share were acquired through two equity conversion agreements for capital contributions made by Veres Royal for operational expenses. The $1.00 share price reflected no discount to the Intrastate Offering in effect at that time Veres Royal’s remaining 3,000,000 shares and all of Gregory Charles Royal’s shares were acquired as founders of the company at $0.0001 par value.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS

(UNAUDITED)

See Note 3. in Notes To Financial Statements Regarding

Activity from Inception (June 12, 2019) to June 30, 2019

BALANCE SHEET

JULY 1, 2019 to JUNE 30, 2020

ASSETS	As of June 30, 2020
Cash On Hand	$13,705

Film Library	$1,720,000 (See Depreciation of Film Library in notes)

Notes Receivable	$30,000

TOTAL ASSETS	$1,763,705

LIABILITIES AND EQUITY

LIABILITIES	$0

EQUITY

TOTAL EQUITY	$1,763,705

TOTAL LIABILITIES AND EQUITY	$1,763,705

OPERATING STATEMENT

JULY 1, 2019 to JUNE 30, 2020

(UNAUDITED)

INCOME	$0.00

EXPENSES
Advertising	$70.88
App Developers	$3,805.00
Bank Fees	$275.00
Development Fees	$74.00
Insurance	$293.94
Office Expenses	$8.51
Professional Fees	$1,500.00
Software	$33.76
Website	$115.68

TOTAL EXPENSES	$6,282.33

NET PROFIT	$(6,282.33)

STOCKHOLDERS’S EQUITY STATEMENT

JULY 1, 2019 to JUNE 30, 2020

(UNAUDITED)

	Common Stock	Common Shares	Retained Earnings	Total
Beginning Balance	0.00	0	0.00	0.00
Issued Shares for Cash July, 2019	$630.00	6,300,000	0.00	$630.00
Issued Shares for Cash 2019	$1,575.00	15,750	0.00	$1,575.00
Film Library Capital Contribution for stock 2020	$1,720,000.00	2,407,500	0.00	$1,720,000.00
Issued Shares for Cash 2020	$48,791.00 See Financial Note 5.	48,791	0.00	$48,791.00
Net Income			($6,282.33)	($6,282.33)
Ending Balance	$1,770,996.00	8,772,041		1,764,713.67

STATEMENT OF CASH FLOWS

JULY 1, 2019 to JUNE 30, 2020

(UNAUDITED)

Cash at Beginning of Year	$0.00

OPERATIONS
Cash receipts from
Customers	$0.00
Other Operations	$0.00

Cash Paid for
Inventory purchases	$0.00
General operating and administrative expenses	$6,282.33
Wage expenses	$0.00
Interest	$0.00
Income taxes	$0.0 (not due first fiscal year)

Net Cash Flow From Operations	$(6,282.33)

INVESTING ACTIVITIES

Cash receipts from
Sale of property and equipment	$0.00
Collection of principal on loans	$0.00
Sale of investment securities	$0.00

Cash Paid for
Purchase of property and equipment	$0.00
Making loans to other entities	$0.00
Purchase of investment securities	$0.00

Net Cash Flow From Investment Activities	$0.00

FINANCING ACTIVITIES

Cash receipts from
Issuance of Stock	$20,996.00
(Includes $7,462.48 in CEO cash contributions to cover operating expenses later converted to equity. Does not include $30,000 remaining on CEO stock purchase agreement.)
Borrowing	0.00

Cash paid for
Repurchase of stock treasury stock	$0.00
Repayment of loans	$0.00
Dividends	$0.00

Net Cash Flow From Financing Activities	$20,996.00

Net Increase in Cash	$20,996.00

Cash at End of Year	$13,705.00

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

Note 1. Net Income

Net Income of -6,282.33 was offset by cash contributions by CEO Susan Veres to cover operating expenses which were later converted into equity agreements. See Note 4. CEO Stock Purchase and Conversion Agreements.

Note 2. Depreciation of Film Library

Depreciation of Film Library was not calculated in this financial report ending June 30,2020 because the library, which was acquired in February, 2020, has not yet been put to use in the manner intended by management i.e., made available to the broader public and AD Networks due to bandwidth limitations. We anticipate depreciation will commence in concert with this offering sometime in our second quarter (Oct-Dec) 2020. We anticipate depreciation at a rate of 3.8% ($65,429.00) per year based upon The Bureau of Economic Analysis guidelines as our four year licensing agreement terms with filmmakers we anticipate will be extended into significant multi-year relationships. Our filmmakers, we expect, will provide significant Goodwill with respect to their titles remaining on our platforms at no cost well after their compensated licensing agreements are complete- in tandem with their future works we may display in connection with our future film festivals.

Note 3. Financial Statements From Inception (June 12, 2019) to June 30, 2019.

At inception on June 12, 2019, and the two week period ending June 30, 2019, the company had no economic activity other than to issue shares to its founders that were not fully paid until July, 2019, the beginning of its first full fiscal year.

ASSETS	As of June 30,
2019

Cash On Hand	$0

Notes Receivable	$0

TOTAL ASSETS	$0

LIABILITIES AND EQUITY

LIABILITIES	$0

EQUITY

TOTAL EQUITY	$0

TOTAL LIABILITIES AND EQUITY	$0

Note 4. CEO Stock Purchase and Conversion Agreements

$7,462.48 in cash contributions were made by the CEO Susan Veres to cover operating expenses of $6,282.33 and for which she was issued two equity conversions for the contribution into 6500 and 1,091 shares of Common stock @ $1.00 per share in June , 2020. This agreement wiped clean any monies which could be considered loans to the company by Veres even in excess of $7,591.00.

Note 5. CEO Stock Purchase Agreement for 40,000 Shares @ 1.00 per share.

CEO entered into a stock purchase agreement to purchase 40,000 shares of Common stock @ $1,00 per share payable by February 1, 2021. As of June 30, 2020, cash amounts of $10,000.00 have been remitted to the company and are reflected in Cash on Hand on the balance sheet and the remaining $30,000.00 is reflected as Noted Receivable on the balance sheet and is included in ihe Stockholders’ Equity Statement.

Note 6. Cash on Hand of $13,705.00 consists of proceeds from stock issuance of

$630.00 (Founders and Founding Team Members shares of 6,300.000 x @ $0.0001 per share)

$1,575.00 (2019 Intrastate Harlem Initiative 15,750 @ $0.10 per share)

$200.00 (2020 Intrastate Harlem Initiative 200 @ $1.00 per share)

$1,000.00 (2020 Intrastate Harlem Initiative 1000 @ $1.00 per share)

$10,000.00 (10,000 @ $1.00 per share from CEO Veres purchase agreement $30,000.00 due)

$300.00 Cash in bank remaining from Susan Veres Capital Contribution in excess of Equity Conversion.

Note 7. Film Library Asset and Valuation

The film library content was acquired through stock compensation of 2,407,500 shares, in the aggregate, for license agreements with 653 filmmakers lasting through December 2023; The fair value of the library was initially determined as result of a 409A valuation. However, that company conducting the valuation, as a matter of policy, does not provide for its reports to be cited in SEC filings. However.the report may be found independently of this Offering and these financial statements on our website at https://www.beboptv.com/409a-valuation . Additionally, the company concurs that a valuation of the library at $1,720,000 is appropriate and represents fair value and the company does not rely upon the third party valuation as the basis for its valuation in this Offering.

Note 8. Stock Sales and Issuance as Compensation

The company offers one class of stock, Common, and has 10,000,000 authorized shares at $.0001 par value. 8,772,041 shares were issued and outstanding prior to this Offering resulting in $50,996.00 in Capital Contributions by existing shareholders The founders Sue Veres Royal and Gregory Charles Royal were issued 3,000,000 and 3,025.000 shares respectively at $.0001 at inception, representing a 69% ownership stake prior to this Offering. The shares were fully paid for in cash in July, 2019.. These are the only founders of the company, although the company has designated the term Founding Team Members to 3 other individuals, Lee Oddis Mickey Bass, Dr. Jeff Gardere, and Jaidan Royal who preceded The BeBop Channel Corporations founding and had significant contributions and are not considered affiliate shareholders.. They collectively hold 275,000 shares, purchased and fully paid for at $.0001 per share as of July, 2019.

Regarding Recent Sales of Unregistered Securities, 16,950 shares (included in the 8,772,041 issued prior to this Offering) were sold pursuant to SEC Rule 147A for Intrastate Offerings. These securities were sold exclusively to New York State residents, specifically as part of a Harlem Initiative to promote community investment.

57 Shareholders $1,575.00 (2019 Intrastate Harlem Initiative 15,750 @ $0.10 per share)

1 Shareholder $200.00 (2020 Intrastate Harlem Initiative 200 @ $1.00 per share)

1 Shareholder $1,000.00 (2020 Intrastate Harlem Initiative 1000 @ $1.00 per share)

In February 2020, 653 Filmmakers, as a result of The BeBop Channel Content Festival were issued shares as compensation for their films to appear on our platforms. These shares were issued pursuant to SEC Rule 701, These films were issued in various amounts depending upon the length and number of films accepted by the company for distribution on our platforms. The filmmakers entered into 4 year licensing agreements which run until December 2023 and which company anticipates will be extended. Please See Depreciation of Film Library..

Please refer to the section Dilution for further itemization of the company’s stock issuance. All outstanding shares of the company remain restricted at the time of this Offering. No shares held by investors, including the founders or founding team members are subject to sale in this Offering. The company’s stock ledger is maintained by Colonial Stock Transfer Company 66 Exchange Place, Suite 100 Salt Lake City, Utah 84111.

Note 9. Income Taxes and Fiscal Year

The company has just completed its first fiscal year of operations ending June 30, 2020. That the company was incorporated on June 12, 2019 there will be an adjustment to its first year tax filings expected to be filed in September, 2020. At that time, the company expects to file a short year return for the two week period of June 12, 2019 to June 30, 2019 and then its material return from July 1, 2019 to June 30, 2020. There was no economic activity during the period of the short year return.

Note 10. Company as a Going Concern

That the company’s operations are virtual; and that the founders currently receive no compensation, the company’s cash balance of $13,705.00 and the satisfaction of the remaining $30,000.00 from the CEO Veres $40,000.00 receivable note are sufficient to fund the company’s current levels of operations for at least 24 months and still maintain cash on hand of at least $15,000.00.

PART III EXHIBITS

INDEX TO EXHIBITS

EX. 1 ARTICLES OF INCORPORATION

EX. 2 BY LAWS

EX. 3 APPOINTMENT OF CEO AND SENIOR VICE PRESIDENT

EX. 4 FOUNDER ROYAL PURCHASE AGREEMENT

EX. 5 FOUNDER VERES PURCHASE AGREEMENT

EX. 6 CEO VERES 2020 PURCHASE AGREEMENT

EX. 7 CEO VERES 2020 EQUITY CONVERSION AGREEMENT #1

EX. 8 CEO VERES 2020 EQUITY CONVERSION AGREEMENT #2

EX. 9 FILM LIBRARY

EX. 10 FILMMAKER LICENSING AGREEMENT

EX. 11 APP DISTRIBUTION AGREEMENT

EX. 12 SUBSCRIPTION AGREEMENT

EX. 13 LEGAL OPINION LETTER

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York , on September 16, 2020.

The BeBop Channel Corporation

By

/s/ Susan Veres

____________________________________________________________________

Susan Veres CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Susan Veres

___________________________________________________________

SUSAN VERES

CEO, TREASURER

September, 16 2020

/s/ Gregory Charles Royal

___________________________________________________

GREGORY CHARLES ROYAL

SENIOR VICE PRESIDENT, ARTISTIC DIRECTOR, SECRETARY

September, 16 2020